UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2012 (May 14, 2012)

Delphi Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-11462 (Commission File Number)	13-3427277 (IRS Employer Identification No.)

1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE (Address of Principal Executive Offices)

19899 (Zip Code)

Registrant’s telephone number, including area code:
302-478-5142

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 14, 2012, Delphi Financial Group, Inc. (“Delphi”), Tokio Marine Holdings, Inc. (“Tokio Marine”), Robert Rosenkranz and certain other members of Delphi’s management and Board of Directors entered into a Stipulation and Agreement of Compromise and Settlement (the “Stipulation”) with the other parties to the In re Delphi Financial Group Shareholder Litigation, Consolidated C.A. No. 7144-VCG (the “Action”), providing for the settlement of all claims brought against Delphi and the other defendants in the Action, which challenged the acquisition (the “Merger”) of Delphi by Tokio Marine.  The Stipulation will be subject to the approval of the Court of Chancery of the State of Delaware (the “Court”).

Pursuant to the Stipulation, Delphi’s Class A stockholders and certain option holders, other than the defendants to the Action and their affiliates, will receive a settlement payment in the aggregate amount of $49 million less plaintiffs’ counsel fees and expenses, which have not yet been determined, and less other administrative expenses such as the costs of providing notice to stockholders and option holders.  The allocation of the settlement payment  among the eligible Class A stockholders and option holders will be made pursuant to a plan of allocation after, and subject to, approval of the settlement and plan of allocation by the Court.  A hearing before the Court to consider the settlement is expected to occur subsequent to the closing of the Merger.  Plaintiffs’ counsel intend to seek from the Court a collective award of attorneys’ fees and expenses of up to $12 million.  The final amount of plaintiffs’ attorneys’ fees and expenses will be determined at or after the time the Court decides whether to approve the Stipulation.

The settlement is contingent upon, among other things, completion of the Merger and approval by the Court.  In the event that any of the conditions to the settlement are not satisfied, the Delphi defendants will continue to vigorously defend all claims.  The settlement payment described above is separate and distinct from the consideration payable to Delphi’s Class A stockholders and option holders in the Merger.

The Stipulation will release all claims that were or could have been asserted against Delphi, any other defendant in the Action and certain of their affiliates, or any holders of Class B shares as of the date of the Merger, as well as any other claims that relate in any way to the Merger or the other matters alleged in the Action.  The terms of the Stipulation deny any liability or wrongdoing by Delphi, its Board of Directors, the Special Transaction Committee of Delphi’s Board of Directors or any of the other defendants.  If the Stipulation is approved, the Action will be dismissed, on the merits, with prejudice.

The foregoing description of the Stipulation is qualified in its entirety by reference to the Stipulation, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements.”  Actual results could differ materially from those projected or forecast in the forward-looking statements.  The factors that could cause actual results to differ materially include those referred to in filings of Delphi Financial Group, Inc. (“Delphi”) with the U.S. Securities and Exchange Commission, as well as the following: operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at Delphi; the conditions to the completion of the proposed transaction may not be satisfied; the conditions to the settlement of the consolidated action brought in connection with the proposed transaction may not be satisfied; and the parties may not be able to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction.  Tokio Marine Holdings, Inc. and Delphi assume no obligation, and expressly disclaim any obligation, to update the information in this communication, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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Item 9.01  Financial Statements and Exhibits.
(d) Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Stipulation and Agreement of Compromise and Settlement, dated May 14, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.

/s/ Chad W. Coulter
Chad W. Coulter
Senior Vice President, General Counsel and Secretary

Dated:  May 15, 2012

EXHIBIT INDEX

The following exhibit is being filed electronically with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Stipulation and Agreement of Compromise and Settlement, dated May 14, 2012.